UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2008

NAYNA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-13822	83-0210455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4699 OLD IRONSIDES DRIVE, SUITE 420
SANTA CLARA, CALIFORNIA 95054

(Address of principal executive offices, including zip code)

(408) 956-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAON OFFICERS

On March 5th, 2008, the Board of Directors of Nayna Networks, Inc. (the "Company") appointed Thomas P. Richtarich, the Company's Chief Financial Officer, as acting Chief Executive Officer of the Company in connection with the hospitalization of Suresh R. Pillai, the Company's President and Chief Executive Officer.

Mr. Richtarich has been Chief Financial Officer of the Company since June 26, 2007 and has been with the Company since January 2006, serving as Vice-President of its Broadband Division. Mr. Richtarich was appointed interim Chief Financial Officer on February 14, 2007.

Prior to joining the Company, Mr. Richtarich was Vice President of Marketing and Business Development for Abundance Networks - a provider of leading next generation SONET/SDH based network access solutions. In addition to his marketing responsibilities for Abundance, he also served as Chief Financial Officer. Mr. Richtarich also led the marketing and business development efforts for OSS Corporation - a concept to production product development firm specializing in telecommunications, networking and interactive products and subsystems. He also held a number of key marketing and business development positions with the Southern New England Telecommunications (SNET, now a subsidiary of AT&T). Mr. Richtarich has a bachelor’s degree in Political Science from Fairfield University in Fairfield, CT and an MBA from the University of Connecticut School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAYNA NETWORKS, INC.

By:	/s/ Thomas P. Richtarich
Thomas P. Richtarich Chief Financial Officer

Date: March 7, 2008